UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Armada Drive, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 602-3292

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Execution and Closing of License Agreement with PointSource Technologies, LLC:

As reported in its Form 8-K filed on January 13, 2005, JMAR previously entered into a letter agreement with PointSource Technologies, LLC ("PST") providing for the execution of a License Agreement with PST. JMAR and PST entered into a definitive License Agreement on January 26, 2005 granting JMAR an exclusive license covering all PST patents and other intellectual property related to the manufacture and sale of scattered-radiation based products used to detect or classify microorganisms in water and other media. Pursuant to the License Agreement, PST also sold substantially all of its laboratory and engineering room equipment to JMAR. In connection with the execution of the License Agreement, as part of the consideration for the License Agreement, JMAR also entered into a Securities Purchase Agreement providing for the issuance to PST of 520,000 shares of JMAR common stock ("Shares") and Warrants to purchase 333,333 shares of JMAR common stock ("Warrant Shares"), with an exercise price of $1.38 per share, and a term of 5 years.

Pursuant to the License Agreement, JMAR will pay PST a royalty payment equal to 2.5% of net sales of the licensed products for a six year period. JMAR may reduce the royalty to 1.25% after four years if JMAR is no longer using the PST intellectual property. JMAR may also extend the license term beyond the initial 6 year term at the same 2.5% royalty rate with the addition of a minimum annual royalty to be negotiated by the parties prior to such extension. JMAR also entered into a Registration Rights Agreement obligating JMAR to include the Shares and Warrant Shares in a registration statement to be filed within 30 days after the execution of the License Agreement and to use its best efforts to have registration statement declared effective within 90 days after filing. Pursuant to the Registration Rights Agreement, the holders of the registered shares agreed to certain volume limitations on their sale of the shares.

Item 3.02. Unregistered Sales of Equity Securities.

As reported more fully in Item 1.01 above, and incorporated herein by this reference, on January 26, 2005 JMAR issued 520,000 shares of Common Stock and a Warrant to purchase 333,333 shares of Common Stock to PointSource Technologies, LLC. The Warrant has an exercise price of $1.38 per share and has a term of five years. This transaction was exempt under Section 4(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

February 1, 2005	By:	Joseph G. Martinez

Name: Joseph G. Martinez
Title: Sr. VP & General Counsel